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                                                                  Exhibit 10.6

                                     FORM OF
                                 FIRST AMENDMENT
                                       TO
                              ARGO-TECH CORPORATION
                              SALARIED PENSION PLAN
                         (November 1, 1995 Restatement)

                  WHEREAS, the Argo-Tech Corporation Salaried Pension Plan was established, effective as of November 1, 1986, and subsequently amended and restated, effective as of November 1, 1995, (the "Plan"); and

                  WHEREAS, Argo-Tech Corporation deems it desirable further to amend the Plan;

                  NOW, THEREFORE, effective as if originally included in the provisions of the November 1, 1995 Restatement, the Plan is hereby amended in the respects hereinafter set forth.

                  1. Paragraph (a) of Section 15.2 of the Plan is amended to provide as follows:

                  (a) The term "annual compensation" shall mean compensation as defined in Section 415(c)(3) of the Code and the regulations issued thereunder, excluding amounts in excess of the limitations of Section 401(a)(17) of the Code, of an Employee paid to him by an Employer during a Plan Year, and with respect to which the Plan is determined to be a top heavy plan.

                  2. Paragraph (j) of Section 15.2 of the Plan is amended by adding three new sentences at the end thereof to provide as follows:

         The same actuarial assumptions shall be used for all plans within a required or permissive aggregation group. In determining whether the Plan is top-heavy, proportional subsidies, if any, shall not be taken into account and nonproportional subsidies, if any, shall be taken into account. The accrued benefit of an Employee who is a non-key employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest


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         accrual rate permitted under the fractional rule of Section
         411(b)(1)(C) of the Code.

                  3. The first sentence of Section 15.4 of the Plan is amended to provide as follows:

         In the event the Plan is determined to be a top heavy plan, the annual normal retirement benefit of an Employee who is a non-key employee credited with at least 1,000 Hours of Service during a Plan Year in which the Plan is a top heavy plan and who is eligible therefor, payable in the form of a single life annuity beginning at his Normal Retirement Date, shall not be less than such Employee's average compensation for years in the testing period multiplied by the lesser of:

                           (a)  Two percent multiplied by his years of
                  Vesting Service; or

                           (b)  20 percent.

                                      * * *

                           EXECUTED at Cleveland, Ohio, this      day

of          , 199 .

                                          ARGO-TECH CORPORATION

                                          By ___________________________
                                             Title:

Attest:

By ______________________
   Title: